Consent of Independent Registered Public Accounting Firm

Workstream Inc.
Maitland, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-148326 and 333-51468) and Form F-3 (No. 333-101502) of Workstream Inc. of our report dated September 13, 2010, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

Cross, Fernandez & Riley, LLP

Orlando, Florida
May 3, 2011

201 S. Orange Avenue, Suite 800 • Orlando, FL 32801-3421 • 407-841-6930 • Fax: 407-841-6347
525 Pope Avenue NW • Winter Haven, FL 33881 • 863-299-5638 • Fax: 863-299-8944
2907 W. Bay to Bay Blvd, Suite 202 • Tampa, FL 33629 • 813-414-0121• Fax: 407-841-6347
www.cfrcpa.com